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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsor and Trustee of Equity Investor Fund, Nuveen Global Telecom Five-Year Sector Portfolio, March 2000:


We consent to the use in this Registration Statement No. 333-30680 of our report dated March 22, 2000, relating to the Statement of Condition of Equity Investor Fund, Nuveen Global Telecom Five-Year Sector Portfolio, March 2000 and to the reference to us under the heading "Auditors" in the Prospectus which is a part of this Registration Statement.



DELOITTE & TOUCHE LLP
New York, NY
March 22, 2000